Exhibit 99.1

Ashlin   Development   Corporation  Enters  Into  Merger  Agreement  with  Gales
Industries Incorporated

Boca Raton, Fla., November 15, 2005 -- Ashlin Development Corporation (OTC Bulletin Board: ASHD) (the "Company") announced today that it has executed a Merger Agreement (the "Merger Agreement") under the terms of which a newly formed Ashlin subsidiary will merge with privately-held Gales Industries Corporation ("Gales") in a stock-for-stock exchange (the "Merger") utilizing Ashlin Common and Preferred Stock. Contemporaneously with the closing of the Merger, Gales will acquire all of the outstanding capital stock of privately-held Air Industries Machining Corp. ("AIM") (the "Acquisition"). Gales is a holding company formed to effect the Acquisition. The Merger will result in a change of control of Ashlin, and accordingly, with the exception of Mr. James Brown, who will remain a director, our management and Board of Directors will change as of the closing date.

The Merger Agreement is subject to, among other things: (i) the consummation by Gales of a private placement offering of a minimum of $6.5 million of equity securities (the "Offering"); (ii) AIM securing a new loan facility in the amount of $14 million; and (iii) completion by the Company, prior to closing of the Merger, of a 1-for-1.2494 reverse split of our common stock (the "Reverse Split"). The Reverse Split will reduce the number of shares of Common Stock that we have outstanding on a fully-diluted basis (currently 4,707,813 shares) to approximately 3,768,000 shares. The reverse split will be effective prior to, or simultaneously with, the Merger. Any of our shareholders who, as a result of the Reverse Split, would hold a fractional share of Common Stock, will receive a whole share of Common Stock in lieu of such fractional share. We expect that the shares of our Common Stock currently outstanding will constitute approximately 7% of our Common Stock outstanding on a fully-diluted basis immediately after the Merger; i.e., at that point, the enterprise will have approximately 55,000,000 million shares outstanding on a fully diluted basis. Existing Ashlin shareholders are subject to further dilution if an amount greater than the minimum threshold of securities is sold in the Offering. We anticipate that the Merger will be consummated during the fourth quarter of 2005.

Founded in 1969, AIM manufactures aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry, including Sikorsky, Lockheed Martin, Boeing and Northrop Grumman. For the six months ended June 30, 2005, AIM's revenue totaled approximately $14.1 million. For the twelve months ended December 31, 2004, AIM's revenue totaled $24.8 million. Approximately 85% of AIM's revenues are derived from parts and assemblies directed toward military applications, although direct sales to the military (US and NATO) constitute less than 10% of AIM's revenue. AIM's parts are installed onboard Sikorky's Blackhawk helicopter and Lockheed Martin's F-35 Joint Strike Fighter.

This news release contains forward-looking statements. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors and risks include, among others, the risk that the Company's merger will not take place, and the availability, inadequate capital, or the identification of other suitable merger candidates. The risks and uncertainties related to our business are stated in more detail in the Company's annual report on Form 10-KSB. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward-looking statements.